Exhibit 1

EXHIBIT 1: Joint Filing Agreement

In accordance with Rule 13d-1(k), promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value $0.01 per share (the “Common Shares”), and American Depositary Shares, each representing two Common Shares, of ATA Inc., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 22, 2013.

Mr. Cheng Yaw Sun

By:	/s/ Cheng Yaw Sun
Name:	Mr. Cheng Yaw Sun

Twittering World Limited

By:	/s/ Cheng Yaw Sun
Name:	Mr. Cheng Yaw Sun
Title:	Director

Xing Wei Institute Inc.

By:	/s/ Cheng Yaw Sun
Name:	Mr. Cheng Yaw Sun
Title:	Director